EXHIBIT 23.7

Board of Directors
Black Mountain Gold, Inc.
East Peoria, Illinois

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our audit report dated February 16, 2001 ( except for Note 12, which is dated July 5, 2001) on the financial statements of Black Mountain Gold, Inc. as of December 31, 2000, and the period then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2/A-3 Registration Statement filed with the Securities and Exchange Commission.

/s/ Williams & Webster, P.S.
Williams & Webster, P.S.
Spokane, Washington

October 23, 2001